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EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements (Form S-3, No. 333-03205, Form S-3, No. 333-13363, Form S-3, No. 333-64616, Form S-3, No. 333-65412, Form S-8, No. 333-35853, Form S-8, No. 333-81863, and Form S-8, No. 333-81865) of The Mills Corporation and in the related Prospectuses of our report dated February 19, 2003, except for the first and second paragraphs of Note 18, as to which the date is March 27, 2003, with respect to the consolidated financial statements and schedule of The Mills Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

/s/ ERNST & YOUNG LLP

McLean, Virginia
March 28, 2003

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT AUDITORS